SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: April 19, 2002

                                SurgiLight, Inc.
             (Exact Name of Registrant as specified in its charter)


Florida                            000-24897                     35-1990562
-------------------------   ---------------------------        -------------
(State of Incorporation)      (Commission file No.)            (IRS Employer
                                                                 ID Number)


                12001 Science Drive, Suite 140, Orlando, FL 32826
                         (Address of Principal Offices)

                  Registrant's telephone number: (407) 482-4555


Item 4.           Changes in Registrant's Certifying Accountants


     In January 2000, we terminated our independent accountant Rachel Siu, CPA (who performed the auditing for the Company in 1998 and 1999) and engaged Parks, Tschopp, Whitcomb and Orr, P.A. as our new principal accountant to audit our financial statements effective February 2000. There were no disagreements with our former accountant on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedure. The decision to change accountants was recommended and approved by our Board of Directors.


     The principal accountant's report on the financial statements for either of the past two years preceding her termination contained no adverse opinion or a disclaimer of opinion, and was not qualified nor modified as to uncertainty, audit scope, or accounting principles.

     During the two most recent fiscal years and any subsequent interim period preceding her termination, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. be repeated under this paragraph.


Item 7.           Financial Statements and Exhibits.


     Schedule of Exhibits. The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-B:


None.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                           SurgiLight, Inc.

Date:    June 24, 2002


                           By:  /s/ Timothy J. Shea
                           ---------------------------------------

                           Timothy J. Shea, President